EXHIBIT 2.1

                               SPLIT-OFF AGREEMENT

         THIS SPLIT-OFF AGREEMENT (the "Agreement") is made and entered into this ______ day of __________, 2005, by and between CompuPrint, Inc., a North Carolina corporation ("Seller"), CompuPrint Venture, Inc. ("Venture") and David Allison ("Purchaser").

                                R E C I T A L S:

         WHEREAS, Venture wishes to issue 200 of its authorized common stock to Seller (the "Issuance") in exchange for all of the assets and liabilities of Seller (the "Asset and Liability Transfer").

         WHEREAS, immediately after the Asset and Liability Transfer, Seller will hold all of the issued and outstanding shares of Venture and Purchaser desires to purchase all of the issued and outstanding shares of Venture.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I. PURCHASE AND SALE OF STOCK.

         1.1 CompuPrint Venture Shares. Venture shall issue to Seller 200 shares of its common stock, par value $.001, which shares shall constitute the entire amount of Venture's outstanding share capital (the "CompuPrint Venture Shares").

         1.2 Purchase Price for CompuPrint Venture Shares. The purchase price for the CompuPrint Venture Shares shall be the transfer by Seller to Venture of all of Seller's assets and liabilities.

         1.3 Purchased Shares. Immediately after the Issuance and the Asset and Liability Transfer and subject to the terms and conditions provided below, Seller shall sell and transfer to Purchaser and Purchaser shall purchase from Seller, on the Closing Date (as defined in Section 1.5), the CompuPrint Venture Shares.

         1.4 Purchase Price for CompuPrint Venture Shares. The purchase price for the CompuPrint Venture Shares shall be (i) the transfer and delivery by Purchaser to Seller of 3,00,000 shares of common stock of Seller that Purchaser owns, as adjusted for any stock splits and/or stock dividends (the "Purchase Price Shares"), deliverable as provided in Section 2.2 and (ii) the release by Purchaser to Seller of all rights to any amounts advanced or otherwise loaned by Purchaser to Seller, including, but not limited to, the $408,840 listed as "Advances from Shareholder" on Seller's Balance Sheet as December 31, 2004 included in the Seller's Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2005.

         1.5 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place as soon as practicable following the execution of this Agreement. The date on which the Closing occurs shall be referred to herein as the Closing Date (the "Closing Date").

II. CLOSING.

         2.1 Transfer of the CompuPrint Venture Shares. At the Closing, Seller shall transfer all of its CompuPrint Venture Shares by delivery to Purchaser of a Certificate representing such CompuPrint Venture Shares.

         2.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver to Seller the certificates representing the Purchase Price Shares duly endorsed to Seller, which said delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances.

         2.3 Transfer of Records. On or before the Closing, Purchaser shall transfer to Seller all existing corporate books and records in the possession of Purchaser relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller or its business, only copies of such documents need be furnished.

III. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

         3.1 Capacity and Enforceability. Purchaser has the capacity to execute and deliver this Agreement and the documents to be executed and delivered by Purchaser at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Purchaser, enforceable in accordance with their terms.

         3.2 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Purchaser will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Purchaser is a party or by which Purchaser is bound.

         3.3 Liabilities. Following the Closing, Seller will have no liability for any of its debts, liabilities or obligations existing prior to this Agreement, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller and that may survive the Closing. Seller has no employees.

         3.4 Title to Purchase Price Shares. Purchaser is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Purchaser will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens, and encumbrances and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

         3.5 Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the CompuPrint Venture shares to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

         3.6 Ability of Purchaser to Bear Risk of Investment. Purchaser is able to bear the economic risk of an investment in the CompuPrint Venture shares to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

         3.7 No Registration. Purchaser understands that no federal agency (including the SEC), state agency or foreign agency has made or will make any finding or determination as to the fairness of an investment in the CompuPrint Venture Shares (including as to the purchase price). Purchaser understands further that the offer and sale of the CompuPrint Venture Shares has not been registered under the Securities Act, by virtue of Section 4(2) of the Securities Act, or under the securities laws of any state of the United States. Purchaser understands that no resales or transfers, or offers of resales or transfers, of the CompuPrint Venture Shares may be effected unless the resale of such CompuPrint Venture Shares is registered under the Securities Act or an exemption there from is available (such as pursuant to Rule 904 of Regulation S in relation to offshore resales of securities); and all applicable state and foreign securities laws are complied with.

IV. SELLER'S AND VENTURE'S REPRESENTATIONS AND WARRANTIES. As it applies to itself, Seller and Venture represent and warrant to Purchaser that:

         4.1 Organization and Good Standing. It is a corporation that has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina.

         4.2 Authority and Enforceability. The execution, delivery and performance by it of this Agreement and each other document or instrument contemplated hereby or thereby have been duly authorized by all requisite action by it; and this Agreement has been duly executed and delivered by it. This Agreement, when executed and delivered by it, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.3 No Conflicts. The execution, delivery and performance of this Agreement and by it and the consummation by it of the transactions contemplated hereby do not and will not conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which it is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations).

         4.4 Ownership of Shares of Consideration Stock. Seller is the record owner of, and has good title to the shares of Venture. The shares of Venture owned by Seller are owned free and clear of all liens, other than any liens created by this Agreement. The Investor has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the shares of Venture.

V. OBLIGATIONS OF PURCHASER PENDING CLOSING. Purchaser covenants and agrees that between the date hereof and the Closing:

         5.1 Not Impair Performance. Purchaser shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VI.

         5.2 Assist Performance. Purchaser shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller's obligations to consummate the transactions contemplated hereby which are dependent upon actions of Purchaser and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.

VI. OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

         6.1 Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Purchaser to satisfy his obligations as provided in
Article V.

         6.2 Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Purchaser's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Purchaser to make and/or obtain any necessary filings and consents.

VII. SELLER'S CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller in writing):

         7.1 Representations and Warranties, Performance. All representations and warranties of Purchaser contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing.

         7.2 Bring-Down Certificate of Purchaser. Purchaser shall deliver to Seller at Closing a certificate signed by Purchaser dated the Closing Date: (i) certifying that Purchaser has performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing; and (ii) certifying that all representations and warranties made by Purchaser in this Agreement are true and correct, in all material respects, as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.

         7.3 Additional Documents. Purchaser shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

VIII. PURCHASER'S CONDITIONS PRECEDENT TO CLOSING. The obligation of Purchaser to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Purchaser in writing):

         8.1 Representations and Warranties, Performance. All representations and warranties of Seller contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

         8.2 Bring-Down Certificate of Seller. Seller shall deliver or cause to be delivered to Purchaser at Closing a certificate signed by an authorized officer of Seller, dated as of the Closing Date: (i) certifying that Seller has performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Seller at or prior to the Closing; and (ii) certifying that all representations and warranties made by Seller in this Agreement are true and correct, in all material respects, as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.

IX. OTHER AGREEMENTS.

         9.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

         9.2 Confidentiality. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law, including the rules and regulations of the Securities and Exchange Commission.

         9.3 Brokers' Fees. No party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

         9.4      Access to Information Post-Closing; Cooperation.

                  (a) Following the Closing, Purchaser shall afford to Seller and its authorized accountants, counsel, and other designated representatives reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the possession or control of Purchaser insofar as such access is reasonably required by Seller. Information may be requested under this Section 9.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby.

                  (b) Following the Closing, Seller shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller's possession or control relating to the CompuPrint Venture Shares. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of Seller existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Purchaser at least 30 days prior written notice, during which time Purchaser shall have the right to examine and to remove any such files, books and records prior to their destruction.

                  (c) At all times following the Closing, Seller and Purchaser shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller for any of the purposes set forth in Section 9.4(a) or (b) above or as witnesses to the extent that such persons may be reasonably be required in connection with any legal, administrative or other proceedings in which Seller may from time to be involved.

                  (d) The party to whom any Information or witnesses are provided under this Section 9.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

                  (e) Seller, Purchaser and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other's representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party's own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party's auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

                  (f) Seller and Purchaser shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

         9.5 Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Seller is obligated for any debts, obligations or liabilities relating to the CompuPrint Venture Shares by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Purchaser shall use best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Purchaser shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

         9.6 Filings and Consents. Purchaser shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the CompuPrint Venture Shares and the transfer of the Purchase Price Shares. Purchaser shall indemnify Seller Indemnified Parties (as defined in Section 11.1 below) against any Losses (as defined in Section 11.1 below) incurred by any Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect

         Seller, Purchaser confirms that the provisions of this Section 9.6 will not limit Seller's right to treat such failure as the failure of a condition precedent to Seller's obligation to close pursuant to Article VII above.

X. TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing: by mutual written consent of Seller and Purchaser.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI. INDEMNIFICATION.

         11.1 Indemnification by Purchaser. Purchaser agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the "Seller Indemnified Parties") at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, "Losses"), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Purchaser set forth herein or in certificates delivered in connection herewith,
(ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Purchaser to indemnify Seller set forth in this Agreement) on the part of Purchaser under this Agreement, (iii) any debt, liability or obligation relating to the CompuPrint Venture Shares or (iv) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement.

         11.2     Third-Party Claims.

                  (a) Defense. If any claim or liability (a "Third-Party Claim") should be asserted against any of Seller Indemnified Parties (the "Indemnitee") by a third party after the Closing for which Purchaser have an indemnification obligation under the terms of Section 11.1, then the Indemnitee shall notify Purchaser (the "Indemnitor") within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a "Claim Notice") and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Claim. The expenses (including reasonable attorneys' fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided on subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

                  (b) Failure To Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

         11.3 Non-Third-Party Claims. Upon discovery of any claim for which Purchaser have an indemnification obligation under the terms of Section 11.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Purchaser of such claim and, in any case, shall give Purchaser such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Purchaser shall not excuse Purchaser from any indemnification liability except to the extent that Purchaser is materially and adversely prejudiced by such failure.

         11.4 Survival. Except as otherwise provided in this Section 11.4, all representations and warranties made by Purchaser and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XI shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party's breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Purchaser for Losses incurred by a Seller Indemnified Party due to breaches of their representations and warranties in
Article III of this Agreement, and (d) liability of Purchaser for Losses arising out of Third-Party Claims for which Purchaser have an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party's right to assert a Third-Party Claim bars assertion of such claim.

XII. MISCELLANEOUS.

         12.1 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

                  (a)      If to Seller, addressed to:

                           CompuPrint, Inc.
                           6040-A Six Forks Road, Suite 179
                           Raleigh, North Carolina 27609

                           Attn: David Allison

                  With a copy to:

                           Adam Gottbetter
                           Gottbetter & Partners
                           488 Madison Avenue
                           New York, NY 10022

                  (b) If to Purchaser, addressed to:

                           David Allison
                           CompuPrint, Inc.
                           6040-A Six Forks Road, Suite 179
                           Raleigh, North Carolina 27609

                  With a copy to:

                           Adam Gottbetter
                           Gottbetter & Partners
                           488 Madison Avenue
                           New York, NY 10022

or to such other address as any party hereto shall specify pursuant to this
Section 12.1 from time to time.

         12.2 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         12.3 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.4 Further Acts. Seller and Purchaser shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

         12.5 Counterparts. This Agreement may be executed in one or more counterparts for convenience, all of which together shall constitute one and the same instrument.

         12.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto.

         12.7 Assignment. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

         12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

         12.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

         12.11 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

                      [Signatures Follow on the Next Page]

         IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties as of the date first above written.

                                        COMPUPRINT, INC.


                                        By:          /s/ David R. Allison
                                           -------------------------------------
                                        Name:        David R. Allison
                                             -----------------------------------
                                        Title:       President
                                              ----------------------------------


                                        PURCHASER

                                        /s/ David R. Allison
                                        ----------------------------------------
                                        David Allison, Individually